EXHIBIT 1.1

FORM OF

POWERSHARES DB US DOLLAR INDEX [        ] FUND1

INITIAL PURCHASER AGREEMENT

[●] SHARES

[•], 2006

[Name and address of Initial Purchaser]

Ladies and Gentlemen:

DB Commodity Services LLC, a Delaware limited liability company (the “Managing Owner”), has sponsored the formation of PowerShares DB US Dollar Index Trust (the “Trust”), a Delaware statutory trust, for which Wilmington Trust Company, a Delaware banking corporation, acts as the sole trustee (the “Trustee”). The Trust has established and designated PowerShares DB US Dollar Index [        ] Fund (the “Fund”) as one of the two series, or Funds, of the Trust.

Upon the basis of the representations and warranties set forth in Section 1 hereof and subject to the applicable terms and conditions set forth herein, on the date hereof the Fund will issue and sell to you (the “Initial Purchaser”), an aggregate of [•] common units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares” and, such [•] units, the “Initial Baskets”) in consideration of your payment of $[            ] (the “Purchase Price”). The Managing Owner and the Fund are advised by the Initial Purchaser that, upon satisfaction (or waiver by the Initial Purchaser) of the conditions set forth in Section 7 hereof, the Initial Purchaser intends to make a public offering of the Shares comprising the Initial Baskets as soon after the effective date of the Registration Statement, and on such terms, as in its judgment is advisable.

1. The Managing Owner, on its own behalf and in its capacity as managing owner of the Fund, represents and warrants to, and agrees with, the Initial Purchaser that:

(a) A registration statement on Form S-1 (File Nos. 333-[            ] and 333-[ -01]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); at the time the conditions set forth in Section 7 have been waived or satisfied (such time, the “Closing Time”), the Initial Registration Statement and any post-effective amendment thereto, each in the form

[1]	Forms of Initial Purchaser Agreement for each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund shall be, except for the names of the Funds, substantially identical to this Form of Initial Purchaser Agreement.

heretofore delivered to you, shall have been declared effective by the Commission in such form; as of the Closing Time, except as set forth in this Section, no other document with respect to the Initial Registration Statement shall have been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(b) As of the Closing Time, no order preventing or suspending the use of any Preliminary Prospectus shall have been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Managing Owner by the Initial Purchaser expressly for use therein;

(c) As of the Closing Time, the Registration Statement, the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the Closing Time or the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Managing Owner by the Initial Purchaser expressly for use therein;

(d) The Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(e) As of the date hereof, the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, with statutory trust power and authority as described in the Registration Statement and the Prospectus; and the Fund has been duly established and designated as a separate series of the Trust, or fund, with power and authority to issue and deliver the Shares comprising the Initial Baskets as contemplated herein;

(f) As of the date hereof, DB US Dollar Index Master Trust (the “Master Trust”) has been duly formed and is validly existing as a statutory trust with separate series under the laws of the State of Delaware; each series of the Master Trust, or master fund, corresponds with a fund; the Fund’s corresponding master fund is hereinafter called the “Master Fund”; the Master Fund has statutory trust power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(g) The Shares comprising the Initial Baskets shall be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and as of the Closing Time will conform in all material respects to the description of the Shares comprising the Initial Baskets contained in the Prospectus;

(h) The issue and sale of the Shares comprising the Initial Baskets by the Fund and the compliance by the Managing Owner and the Fund with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Managing Owner or the Fund is a party or by which the Managing Owner, the Trust or the Fund is bound or to which any of the property or assets of the Managing Owner, the Trust or the Fund is subject, except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Managing Owner, the Trust or the Fund to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund or any of their respective properties, except where such violation would not have a material adverse effect on the ability of the Managing Owner, the Trust or the Fund to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares comprising the Initial Baskets hereunder or the consummation by the Managing Owner or the Fund of the transactions contemplated by this Agreement, except the registration under the Act of the Shares comprising the Initial Baskets, filing of the disclosure document with respect to the Shares comprising the Initial Baskets under the Commodity Exchange Act (the “CEA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the National Association of Securities Dealers, Inc. (“NASD”), the CEA, state securities, commodities or Blue Sky laws in connection with the purchase and distribution by the Initial Purchaser of the Shares comprising the Initial Baskets;

(i) As of the Closing Time, none of the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund shall be in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(j) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund is a party or of which any property of the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund is the subject which, if determined adversely to the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Managing Owner, the Trust, the Fund, the Master Trust or the Master Fund; and, to the best of the Managing Owner’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(k) As of the Closing Time, the statement of financial position is as set forth in the section of the Registration Statement and the Prospectus entitled “Financial Statements;” the audited statements of financial condition included in the Prospectus, together with the related notes and schedules, present fairly the financial position of each of the Fund, the Master Fund and the Managing Owner as of the dates indicated and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and none of the Fund, the Master Fund and the Managing Owner has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(l) None of the Trust, the Fund, the Master Trust nor the Master Fund is subject to any tax filing or any payment obligation of any tax or other assessment of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due;

(m) As of the Closing Time, complete and correct copies of the Amended and Restated Declaration of Trust and Trust Agreement of each of the Trust and the Master Trust as in effect as of the Closing Time, and any and all amendments thereto, have been delivered to you; and

(n) Except as set forth in the Registration Statement and the Prospectus (including, without limitation, pursuant to any Participant Agreement (as defined therein)), (i) no person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Shares or other equity interest of the Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Fund to register under the Act any other equity interests of the Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

2. On the date of this Agreement, the Initial Purchaser shall pay the Purchase Price to the account of the Fund, and the Fund shall cause the Shares comprising the Initial Baskets to be delivered to the Initial Purchaser or its designee through the facilities of The Depository Trust Company (“DTC”) for the account of the Initial Purchaser or its designee.

3. Upon the authorization by the Initial Purchaser of the release of the Shares comprising the Initial Baskets, the Initial Purchaser proposes to offer the Shares comprising the Initial Baskets for sale upon the terms and conditions set forth in the Prospectus.

4. The documents to be delivered as of the Closing Time by or on behalf of the parties hereto pursuant to Section 7 hereof will be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”). A meeting will be held at the Closing Location at [2:00 p.m.], New York City time, on the New York Business Day immediately preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Managing Owner agrees with the Initial Purchaser:

(a) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) or Rule 430A(a)(3) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you, upon written request, with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares comprising the Initial Baskets for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary

Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request during a period not to exceed nine months to qualify the Shares comprising the Initial Baskets for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares comprising the Initial Baskets, provided that in connection therewith the Fund shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day immediately succeeding the date the Registration Statement becomes effective and from time to time, to furnish the Initial Purchaser with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares comprising the Initial Baskets and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your written request to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any such Shares at any time nine months or more after the time of issue of the Prospectus, upon your written request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to the securityholders of the Fund an earnings statement of the Fund (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(e) During a period of one year from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Fund, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Fund is listed; and (ii) such additional information concerning the business and financial condition of the Fund as you may from time to time reasonably request;

(f) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the American Stock Exchange (the “Exchange”);

(g) Subject to Section 5(a) hereof, to file promptly all reports and any information statement required to be filed by the Fund with the Commission in order to comply with the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and

(h) To maintain an orderly procedure for the transfer and register of the Shares comprising the Initial Baskets.

6. The Initial Purchaser agrees and acknowledges that Section 3.7 of the Trust Agreement obligates any person dealing with the Trust or the Fund, who has notice of such provision, to look solely to the assets of the Fund or of the Trust held for the benefit of the Fund, or to the assets of the Managing Owner, in respect of any claim or obligation of the Fund, including shareholder obligations.

7. The public offering of the Shares comprising the Initial Baskets by the Initial Purchaser shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Managing Owner, on its own behalf and in its capacity as managing owner of the Fund, herein are, at and as of the Closing Time, true and correct, the condition that the Managing Owner shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) [•], counsel for the Initial Purchaser, shall have furnished to you such written opinion or opinions, dated the Closing Time, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Sidley Austin LLP, counsel for the Managing Owner, shall have furnished to you their written opinion, dated the Closing Time, in the form of Annex I.

(d) On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also as of the Closing Time, the Managing Owner shall have furnished to you a certificate, dated the respective dates of delivery thereof, in substantially the form of Annex II hereto;

(e) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(f) The Shares to be sold as of the Closing Time shall have been duly listed, subject to notice of issuance, on the Exchange;

(g) The Managing Owner shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

8. (a) The Managing Owner will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Managing Owner shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Managing Owner by the Initial Purchaser expressly for use therein.

(b) The Initial Purchaser will indemnify and hold harmless the Managing Owner against any losses, claims, damages or liabilities to which the Managing Owner may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in the light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Managing Owner by the Initial Purchaser expressly for use therein; and will reimburse the Managing Owner for any legal or other expenses reasonably incurred by the Managing Owner in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Managing Owner on the one hand and the Initial Purchaser on the other from the offering of the Shares comprising the Initial Baskets. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Managing Owner on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Managing Owner on the one hand or the Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Managing Owner and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares comprising the Initial Baskets purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Managing Owner under this Section 8 shall be in addition to any liability which the Managing Owner may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchaser under this Section 8 shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Managing Owner and to each person, if any, who controls the Managing Owner within the meaning of the Act.

9. The respective indemnities, agreements, representations, warranties and other statements of the Managing Owner and the Initial Purchaser, as set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, or the Managing Owner, or any officer or director or controlling person of the Managing Owner, and shall survive delivery of and payment for the Shares comprising the Initial Baskets.

10. If the Shares comprising the Initial Baskets are not delivered by or on behalf of the Managing Owner as provided herein, the Managing Owner will reimburse the Initial Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Shares comprising the Initial Baskets, but the Managing Owner shall then be under no further liability to the Initial Purchaser except as provided in Section 8 hereof.

11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at [•] and if to the Managing Owner shall be delivered or sent by mail to the address of the Managing Owner set forth in the Registration Statement, Attention: Kevin Rich. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchaser, the Managing Owner, the Fund and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Managing Owner and each person who controls the Managing Owner or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares comprising the Initial Baskets from the Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

13. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. The Managing Owner is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Initial Purchaser imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Initial Purchaser and the Managing Owner.

Very truly yours,

POWERSHARES DB US DOLLAR INDEX [ ] FUND

By:	DB Commodity Services LLC, as Managing Owner

By:
Name:
Title:

DB Commodity Services LLC

By:
Name:
Title:

Accepted as of the date hereof:

[NAME OF INITIAL PURCHASER]

By:
Name:
Title:

ANNEX I

Form of Opinion of Sidley Austin LLP

I-1

ANNEX II

Form of Certificate of the Managing Owner

II-1